Exhibit 99.1

FOR IMMEDIATE RELEASE
April 21, 2025

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES FIRST QUARTER 2025 FINANCIAL RESULTS

Bethesda, MD - April 21, 2025 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended March 31, 2025.

FIRST QUARTER 2025 FINANCIAL HIGHLIGHTS
•$0.12 comprehensive income per common share, comprised of:
◦$0.02 net income per common share
◦$0.10 other comprehensive income ("OCI") per common share on investments marked-to-market through OCI
•$0.44 net spread and dollar roll income per common share1
◦Excludes less than $(0.01) per common share of estimated "catch-up" premium amortization cost due to change in projected constant prepayment rate ("CPR") estimates
•$8.25 tangible net book value per common share as of March 31, 2025
◦Decreased $(0.16) per common share, or -1.9%, from $8.41 per common share as of December 31, 2024
•$0.36 dividends declared per common share for the first quarter
•2.4% economic return on tangible common equity for the quarter
◦Comprised of $0.36 dividends per common share and $(0.16) decrease in tangible net book value per common share
OTHER FIRST QUARTER HIGHLIGHTS
•$78.9 billion investment portfolio as of March 31, 2025, comprised of:
◦$70.5 billion Agency MBS
◦$7.5 billion net forward purchases/(sales) of Agency MBS in the "to-be-announced" market ("TBA securities")
◦$0.9 billion credit risk transfer ("CRT") and non-Agency securities and other mortgage credit investments

AGNC Investment Corp.
April 21, 2025

•7.5x tangible net book value "at risk" leverage as of March 31, 2025
◦7.3x average tangible net book value "at risk" leverage for the quarter
•Unencumbered cash and Agency MBS totaled $6.0 billion as of March 31, 2025
◦Excludes unencumbered CRT and non-Agency securities
◦Represents 63% of the Company's tangible equity as of March 31, 2025
•8.3% average projected portfolio life CPR as of March 31, 2025
◦7.0% actual portfolio CPR for the quarter
•2.12% annualized net interest spread for the quarter2
•Issued 49.7 million shares of common equity through At-the-Market ("ATM") Offerings for net proceeds of $509 million
___________
1.Represents a non-GAAP measure. Please refer to the Reconciliation of GAAP Comprehensive Income (Loss) to Net Spread and Dollar Roll Income and Use of Non-GAAP Financial Information included in this release for additional information.
2.Please refer to Net Interest Spread Components by Funding Source included in this release for additional information regarding the Company's annualized net interest spread.

MANAGEMENT REMARKS
"In the first quarter, the prospect that potential governmental policy actions could adversely impact economic growth and accelerate inflationary pressures caused investor sentiment to turn decidedly more cautious," said Peter Federico, the Company's President, Chief Executive Officer and Chief Investment Officer. "These concerns, in turn, initially drove a flight to high quality assets – U.S. Treasuries, Agency mortgage-backed securities ('Agency MBS') and cash – from higher risk assets such as equities and corporate debt. Against this backdrop, AGNC generated a favorable economic return of 2.4% in the first quarter. Despite broader equity market declines, AGNC’s total stock return with dividends reinvested for the quarter was 7.8%.
"Following the April tariff announcement, financial market volatility increased substantially, and Agency MBS spreads to benchmark rates widened. With our conservative leverage profile and ample liquidity at quarter end, AGNC was well-positioned for this instability. Although the widening of Agency MBS spreads drove a modest decline in our tangible book value, our anticipated portfolio returns have increased commensurately with today’s wider spread environment. Moreover, at current valuation levels, we believe Agency MBS offer investors a compelling return opportunity on both a levered and unlevered basis."
"AGNC’s 2.4% economic return on tangible common equity in the first quarter was comprised of $0.36 of dividends per common share and a modest $(0.16) decline in tangible net book value per common share resulting from the moderate increase in mortgage spreads to benchmark rates quarter-over-quarter," said Bernice Bell, the Company’s Executive Vice President and Chief Financial Officer. "AGNC's $0.44 per common share of net spread and dollar roll income increased from $0.37 per common share in the prior quarter. Finally, AGNC concluded the first quarter with tangible 'at risk' leverage of 7.5x and a substantial liquidity position of $6.0 billion of unencumbered cash and Agency MBS, which constituted 63% of our tangible equity at quarter end."

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of March 31, 2025, the Company's tangible net book value per common share was $8.25 per share, a decrease of -1.9% for the quarter compared to $8.41 per share as of December 31,

AGNC Investment Corp.
April 21, 2025

2024. The Company's tangible net book value per common share excludes $526 million, or $0.55 and $0.59 per share, of goodwill as of March 31, 2025 and December 31, 2024, respectively.

INVESTMENT PORTFOLIO
As of March 31, 2025, the Company's investment portfolio totaled $78.9 billion, comprised of:
•$77.9 billion of Agency MBS and TBA securities, including:
◦$75.9 billion of fixed-rate securities, comprised of:
•$67.9 billion 30-year MBS,
•$7.5 billion 30-year TBA securities, net,
•$0.1 billion 15-year MBS, and
•$0.5 billion 20-year MBS; and
◦$2.0 billion of collateralized mortgage obligations ("CMOs"), adjustable-rate and other Agency securities; and
•$0.9 billion of CRT and non-Agency securities and other mortgage credit investments.
As of March 31, 2025, 30-year and 15-year fixed-rate Agency MBS and TBA securities represented 96% and less than 1%, respectively, of the Company's investment portfolio, unchanged from December 31, 2024.
As of March 31, 2025, the Company's fixed-rate Agency MBS and TBA securities' weighted average coupon was 5.03%, compared to 5.02% as of December 31, 2024, comprised of the following weighted average coupons:
•5.05% for 30-year fixed-rate securities;
•2.65% for 15-year fixed-rate securities; and
•3.12% for 20-year fixed-rate securities.
The Company accounts for TBA securities and other forward settling securities as derivative instruments and recognizes TBA dollar roll income in other gain (loss), net on the Company's financial statements. As of March 31, 2025, such positions had a fair value of $7.5 billion and a GAAP net carrying value of $44 million reported in derivative assets/(liabilities) on the Company's balance sheet, compared to $6.9 billion and $(26) million, respectively, as of December 31, 2024.
CONSTANT PREPAYMENT RATES
The Company's weighted average projected CPR for the remaining life of its Agency securities held as of March 31, 2025 increased to 8.3% from 7.7% as of December 31, 2024. The Company's weighted average CPR for the first quarter was 7.0%, compared to 9.6% for the prior quarter.
The weighted average cost basis of the Company's investment portfolio was 101.4% of par value as of March 31, 2025. The Company's investment portfolio generated net premium amortization cost of $(39) million, or $(0.04) per common share, for the first quarter, which includes "catch-up" premium amortization cost of $(2) million, or less than $(0.01) per common share, due to an increase in the Company's CPR projections for certain securities acquired prior to the first quarter. This compares to net a premium amortization benefit for the prior quarter of $11 million, or $0.01 per common share, including a "catch-up" premium amortization benefit of $51 million, or $0.06 per common share.

AGNC Investment Corp.
April 21, 2025

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the TBA position, was 4.78% for the first quarter, compared to 5.02% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 4.80% for the first quarter, compared to 4.72% for the prior quarter. Including the TBA position and excluding "catch-up" premium amortization, the Company's average asset yield for the first quarter was 4.87%, compared to 4.80% for the prior quarter.
For the first quarter, the weighted average interest rate on the Company's repurchase agreements was 4.45%, compared to 4.86% for the prior quarter. For the first quarter, the Company’s TBA position had an implied financing cost of 4.34%, compared to 4.74% for the prior quarter. Inclusive of interest rate swaps, the Company's combined weighted average cost of funds for the first quarter was 2.75%, compared to 2.89% for the prior quarter.
The Company's annualized net interest spread, including the TBA position and interest rate swaps and excluding "catch-up" premium amortization, for the first quarter was 2.12%, compared to 1.91% for the prior quarter.

NET SPREAD AND DOLLAR ROLL INCOME
The Company recognized net spread and dollar roll income (a non-GAAP financial measure) for the first quarter of $0.44 per common share, compared to $0.37 per common share for the prior quarter. Net spread and dollar roll income excludes less than $(0.01) and $0.06 per common share of estimated "catch-up" premium amortization (cost) / benefit for the first quarter and prior quarter, respectively.
The Company's cost of funds, net interest rate spread and net spread and dollar income excludes the impact of the Company's U.S. Treasury hedges and other supplemental interest rate hedges. For additional information regarding the Company's U.S. Treasury hedges, please refer to the schedule of Key Statistics included in this release.
A reconciliation of the Company's total comprehensive income (loss) to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

AGNC Investment Corp.
April 21, 2025

LEVERAGE
As of March 31, 2025, $63.3 billion of repurchase agreements, $7.4 billion of net TBA dollar roll positions (at cost) and $0.1 billion of other debt were used to fund the Company's investment portfolio. The remainder, or approximately $2.9 billion, of the Company's repurchase agreements was used to fund short-term purchases of U.S. Treasury securities ("U.S. Treasury Repo") and is not included in the Company's leverage measurements. Inclusive of its TBA position and net payable/(receivable) for unsettled investment securities, the Company's tangible net book value "at risk" leverage ratio was 7.5x as of March 31, 2025, compared to 7.2x as of December 31, 2024. The Company's average "at risk" leverage ratio for the first quarter was 7.3x tangible net book value, compared to 7.2x for the prior quarter.
As of March 31, 2025, the Company's repurchase agreements used to fund its investment portfolio ("Investment Securities Repo") had a weighted average interest rate of 4.47%, compared to 4.76% as of December 31, 2024, and a weighted average remaining maturity of 19 days, compared to 11 days as of December 31, 2024. As of March 31, 2025, $32.6 billion, or 52%, of the Company's Investment Securities Repo was funded through the Company's captive broker-dealer subsidiary, Bethesda Securities, LLC.

HEDGING ACTIVITIES
As of March 31, 2025, interest rate swaps, U.S. Treasury positions, swaptions and other interest rate hedges equaled 91% of the Company's outstanding balance of Investment Securities Repo, TBA position and other debt, unchanged from December 31, 2024.
As of March 31, 2025, the Company's pay fixed interest rate swap position totaled $47.8 billion in notional amount, had an average fixed pay rate of 1.91%, an average floating receive rate of 4.40% and an average maturity of 5.0 years, compared to $39.6 billion, 1.46%, 4.46% and 4.4 years, respectively, as of December 31, 2024.
As of March 31, 2025, the Company had a net short U.S. Treasury position of $15.7 billion, net payer swaptions totaling $1.9 billion and a two-year swap equivalent long SOFR futures position of $1.2 billion outstanding, compared to $20.0 billion, $1.9 billion and $1.2 billion, respectively, as of December 31, 2024.

OTHER GAIN (LOSS), NET
For the first quarter, the Company recorded a net loss of $(81) million in other gain (loss), net, or $(0.09) per common share, compared to a net gain of $39 million, or $0.04 per common share, for the prior quarter. Other gain (loss), net for the first quarter was comprised of:
•$(245) million of net realized losses on sales of investment securities;
•$1,183 million of net unrealized gains on investment securities measured at fair value through net income;
•$293 million of interest rate swap periodic income;
•$(862) million of net losses on interest rate swaps;
•$(19) million of net gains on interest rate swaptions;
•$10 million of net gains on SOFR futures;
•$(500) million of net losses on U.S. Treasury positions;
•$23 million of TBA dollar roll income;

AGNC Investment Corp.
April 21, 2025

•$54 million of net mark-to-market gains on TBA securities;
•$(11) million of other interest income (expense), net; and
•$(7) million of other miscellaneous losses.

OTHER COMPREHENSIVE INCOME
During the first quarter, the Company recorded other comprehensive income of $93 million, or $0.10 per common share, consisting of net unrealized gains on the Company's Agency securities recognized through OCI, compared to $(179) million, or $(0.20) per common share, of other comprehensive loss for the prior quarter.
COMMON STOCK DIVIDENDS
During the first quarter, the Company declared dividends of $0.12 per share to common stockholders of record as of January 31, February 28, and March 31, 2025, totaling $0.36 per share for the quarter. Since its May 2008 initial public offering through the first quarter of 2025, the Company has declared a total of $14.3 billion in common stock dividends, or $49.00 per common share.
FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; economic interest income; economic interest expense; and the related per common share measures and financial metrics derived from such information, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
April 21, 2025

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $63,275, $59,952, $62,331, $54,999 and $48,461, respectively)	$70,363	$65,367	$67,938	$59,586	$53,615
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	95	97	106	106	114
Credit risk transfer securities, at fair value (including pledged securities of $595, $590, $588, $647 and $722, respectively)	640	633	620	683	753
Non-Agency securities, at fair value, and other mortgage credit investments (including pledged securities of $173, $206, $224, $213 and $245, respectively)	290	315	334	317	353
U.S. Treasury securities, at fair value (including pledged securities of $3,268, $1,565, $2,527, $2,319 and $1,825, respectively)	3,280	1,575	2,570	2,441	1,836
Cash and cash equivalents	455	505	507	530	505
Restricted cash	1,263	1,266	1,279	1,376	1,368
Derivative assets, at fair value	98	205	157	131	84
Receivable for investment securities sold (including pledged securities of $908, $0, $1,612, $0 and $5, respectively)	909	—	1,706	—	5
Receivable under reverse repurchase agreements	17,604	17,137	13,494	13,662	12,424
Goodwill	526	526	526	526	526
Other assets	366	389	353	327	293
Total assets	$95,889	$88,015	$89,590	$79,685	$71,876
Liabilities:
Repurchase agreements	$66,138	$60,798	$65,979	$56,947	$49,971
Debt of consolidated variable interest entities, at fair value	62	64	69	71	76
Payable for investment securities purchased	1,843	74	324	208	636
Derivative liabilities, at fair value	70	94	53	64	65
Dividends payable	148	143	134	125	118
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	17,180	16,676	13,009	13,248	12,115
Accounts payable and other liabilities	406	404	366	370	317
Total liabilities	85,847	78,253	79,934	71,033	63,298
Stockholders' equity:
Preferred Stock - aggregate liquidation preference of $1,688	1,634	1,634	1,634	1,634	1,634
Common stock - $0.01 par value; 949.0, 897.4, 844.2, 766.1 and 720.3 shares issued and outstanding, respectively	9	9	8	8	7
Additional paid-in capital	17,769	17,264	16,746	15,960	15,521
Retained deficit	(8,872)	(8,554)	(8,320)	(8,338)	(7,990)
Accumulated other comprehensive loss	(498)	(591)	(412)	(612)	(594)
Total stockholders' equity	10,042	9,762	9,656	8,652	8,578
Total liabilities and stockholders' equity	$95,889	$88,015	$89,590	$79,685	$71,876

Tangible net book value per common share [1]	$8.25	$8.41	$8.82	$8.40	$8.84

AGNC Investment Corp.
April 21, 2025

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Interest income:
Interest income	$846	$856	$756	$695	$642
Interest expense	687	741	820	698	672
Net interest income (expense)	159	115	(64)	(3)	(30)
Other gain (loss), net:
Realized (loss) gain on sale of investment securities, net	(245)	(88)	106	(115)	(91)
Unrealized gain (loss) on investment securities measured at fair value through net income, net	1,183	(1,895)	1,742	(261)	(471)
(Loss) gain on derivative instruments and other investments, net	(1,019)	2,022	(1,408)	355	1,059
Total other (loss) gain, net	(81)	39	440	(21)	497
Expenses:
Compensation and benefits	19	22	21	15	16
Other operating expense	9	10	9	9	8
Total operating expense	28	32	30	24	24
Net income (loss)	50	122	346	(48)	443
Dividend on preferred stock	35	36	33	32	31
Net income (loss) available (attributable) to common stockholders	$15	$86	$313	$(80)	$412

Net income (loss)	$50	$122	$346	$(48)	$443
Unrealized gain (loss) on investment securities measured at fair value through other comprehensive income (loss), net	93	(179)	200	(18)	(77)
Comprehensive income (loss)	143	(57)	546	(66)	366
Dividend on preferred stock	35	36	33	32	31
Comprehensive income (loss) available (attributable) to common stockholders	$108	$(93)	$513	$(98)	$335

Weighted average number of common shares outstanding - basic	918.3	882.8	807.2	740.0	702.2
Weighted average number of common shares outstanding - diluted	921.9	886.5	810.1	740.0	704.2
Net income (loss) per common share - basic	$0.02	$0.10	$0.39	$(0.11)	$0.59
Net income (loss) per common share - diluted	$0.02	$0.10	$0.39	$(0.11)	$0.59
Comprehensive income (loss) per common share - basic	$0.12	$(0.11)	$0.64	$(0.13)	$0.48
Comprehensive income (loss) per common share - diluted	$0.12	$(0.11)	$0.63	$(0.13)	$0.48
Dividends declared per common share	$0.36	$0.36	$0.36	$0.36	$0.36

AGNC Investment Corp.
April 21, 2025

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP COMPREHENSIVE INCOME (LOSS) TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Comprehensive income (loss) available (attributable) to common stockholders	$108	$(93)	$513	$(98)	$335
Adjustments to exclude realized and unrealized (gains) losses reported through net income:
Realized (gain) loss on sale of investment securities, net	245	88	(106)	115	91
Unrealized (gain) loss on investment securities measured at fair value through net income, net	(1,183)	1,895	(1,742)	261	471
(Gain) loss on derivative instruments and other securities, net	1,019	(2,022)	1,408	(355)	(1,059)
Adjustment to exclude unrealized (gain) loss reported through other comprehensive income:
Unrealized (gain) loss on available-for-sale securities measure at fair value through other comprehensive income, net	(93)	179	(200)	18	77
Other adjustments:
Estimated "catch up" premium amortization cost (benefit) due to change in CPR forecast [3]	2	(51)	24	(14)	(10)
TBA dollar roll income [4,5]	23	12	4	5	—
Interest rate swap periodic income, net [4,6]	293	329	456	494	536
Other interest income (expense), net [4,7]	(11)	(8)	(12)	(32)	(35)
Net spread and dollar roll income available to common stockholders	$403	$329	$345	$394	$406

Weighted average number of common shares outstanding - basic	918.3	882.8	807.2	740.0	702.2
Weighted average number of common shares outstanding - diluted	921.9	886.5	810.1	741.9	704.2
Net spread and dollar roll income per common share - basic	$0.44	$0.37	$0.43	$0.53	$0.58
Net spread and dollar roll income per common share - diluted	$0.44	$0.37	$0.43	$0.53	$0.58

AGNC Investment Corp.
April 21, 2025

AGNC INVESTMENT CORP.
NET INTEREST SPREAD COMPONENTS BY FUNDING SOURCE [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Adjusted net interest and dollar roll income:
Economic interest income:
Investment securities - GAAP interest income [8]	$846	$856	$756	$695	$642
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [3]	2	(51)	24	(14)	(10)
TBA dollar roll income - implied interest income [4,9]	104	84	39	93	84
Economic interest income	952	889	819	774	716
Economic interest expense:
Repurchase agreements and other debt - GAAP interest expense	(687)	(741)	(820)	(698)	(672)
TBA dollar roll income - implied interest expense [4,10]	(81)	(72)	(35)	(88)	(84)
Interest rate swap periodic income, net [4,6]	293	329	456	494	536
Economic interest expense	(475)	(484)	(399)	(292)	(220)
Adjusted net interest and dollar roll income	$477	$405	$420	$482	$496

Net interest spread:
Average asset yield:
Investment securities - average asset yield	4.78%	5.02%	4.54%	4.70%	4.53%
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	0.02%	(0.30)%	0.14%	(0.10)%	(0.07)%
Investment securities average asset yield, excluding "catch-up" premium amortization	4.80%	4.72%	4.68%	4.60%	4.46%
TBA securities - average implied asset yield [9]	5.58%	5.66%	5.82%	5.47%	5.40%
Average asset yield [11]	4.87%	4.80%	4.73%	4.69%	4.56%
Average total cost of funds:
Repurchase agreements and other debt - average funding cost	4.45%	4.86%	5.41%	5.44%	5.45%
TBA securities - average implied funding cost [10]	4.34%	4.74%	5.10%	5.11%	5.34%
Average cost of funds, before interest rate swap periodic income, net [11]	4.44%	4.85%	5.40%	5.39%	5.44%
Interest rate swap periodic income, net [12]	(1.69)%	(1.96)%	(2.88)%	(3.39)%	(3.86)%
Average total cost of funds [13]	2.75%	2.89%	2.52%	2.00%	1.58%
Average net interest spread	2.12%	1.91%	2.21%	2.69%	2.98%

AGNC Investment Corp.
April 21, 2025

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Investment securities: [8]
Fixed-rate Agency MBS, at fair value - as of period end	$68,468	$64,049	$66,668	$58,729	$52,767
Other Agency MBS, at fair value - as of period end	$1,990	$1,415	$1,376	$963	$962
Credit risk transfer securities, at fair value - as of period end	$640	$633	$620	$683	$753
Non-Agency MBS, at fair value - as of period end [14]	$227	$251	$273	$257	$294
Total investment securities, at fair value - as of period end	$71,325	$66,348	$68,937	$60,632	$54,776
Total investment securities, at cost - as of period end	$73,148	$69,446	$69,961	$63,599	$57,464
Total investment securities, at par - as of period end	$72,130	$68,431	$69,032	$62,549	$56,287
Average investment securities, at cost	$70,725	$68,188	$66,674	$59,198	$56,664
Average investment securities, at par	$69,704	$67,181	$65,748	$58,066	$55,455
TBA securities: [15]
Net TBA portfolio - as of period end, at fair value	$7,473	$6,861	$4,068	$5,348	$8,448
Net TBA portfolio - as of period end, at cost	$7,429	$6,887	$4,067	$5,318	$8,405
Net TBA portfolio - as of period end, carrying value	$44	$(26)	$1	$30	$43
Average net TBA portfolio, at cost	$7,428	$5,936	$2,650	$6,805	$6,190
Average repurchase agreements and other debt [16]	$61,707	$59,690	$59,322	$50,784	$48,730
Average stockholders' equity [17]	$9,935	$9,637	$9,151	$8,481	$8,328
Tangible net book value per common share [1]	$8.25	$8.41	$8.82	$8.40	$8.84
Tangible net book value "at risk" leverage - average [18]	7.3:1	7.2:1	7.2:1	7.2:1	7.0:1
Tangible net book value "at risk" leverage - as of period end [19]	7.5:1	7.2:1	7.2:1	7.4:1	7.1:1

Key Performance Statistics:
Investment securities: [8]
Average coupon	5.08%	5.03%	5.02%	4.98%	4.90%
Average asset yield	4.78%	5.02%	4.54%	4.70%	4.53%
Average asset yield, excluding "catch-up" premium amortization	4.80%	4.72%	4.68%	4.60%	4.46%
Average coupon - as of period end	5.12%	5.03%	5.01%	5.01%	4.93%
Average asset yield - as of period end	4.87%	4.77%	4.68%	4.70%	4.52%
Average actual CPR for securities held during the period	7.0%	9.6%	7.3%	7.1%	5.7%
Average forecasted CPR - as of period end	8.3%	7.7%	13.2%	9.2%	10.4%
Total premium amortization benefit (cost)	$(39)	$11	$(69)	$(28)	$(37)
TBA securities:
Average coupon - as of period end [20]	4.98%	5.29%	4.78%	5.27%	5.22%
Average implied asset yield [9]	5.58%	5.66%	5.82%	5.47%	5.40%
Combined investment and TBA securities - average asset yield, excluding "catch-up" premium amortization [11]	4.87%	4.80%	4.73%	4.69%	4.56%
Cost of funds: [13]
Repurchase agreements - average funding cost	4.45%	4.86%	5.41%	5.44%	5.45%
TBA securities - average implied funding cost [10]	4.34%	4.74%	5.10%	5.11%	5.34%
Interest rate swaps - average periodic income [12]	(1.69)%	(1.96)%	(2.88)%	(3.39)%	(3.86)%
Average total cost of funds, inclusive of TBAs and interest rate swap periodic income, net [11]	2.75%	2.89%	2.52%	2.00%	1.58%
Repurchase agreements - average funding cost as of period end	4.47%	4.76%	5.23%	5.50%	5.46%
Interest rate swaps - average net pay/(receive) rate as of period end [21]	(2.49)%	(3.00)%	(3.51)%	(3.90)%	(4.37)%
Net interest spread:
Combined investment and TBA securities average net interest spread, excluding "catch-up" premium amortization	2.12%	1.91%	2.21%	2.69%	2.98%
Expenses % of average stockholders' equity - annualized	1.13%	1.33%	1.31%	1.13%	1.15%
Economic return (loss) on tangible common equity - unannualized [22]	2.4%	(0.6)%	9.3%	(0.9)%	5.7%

AGNC Investment Corp.
April 21, 2025

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Key Interest Rate Hedge Statistics
Interest rate swaps:
Average interest rate swaps, notional amount (excluding forward starting swaps), net	$44,179	$39,483	$44,781	$45,263	$43,903
Average pay-fixed rate	1.73%	1.45%	1.38%	1.18%	0.84%
Average receive-floating rate	4.38%	4.71%	5.36%	5.50%	5.67%
U.S. Treasury securities:
Average short U.S. Treasury securities, at cost	$18,677	$15,731	$13,259	$13,105	$11,714
Average short U.S. Treasury securities yield	3.98%	3.78%	3.70%	3.77%	3.63%
Average long U.S. Treasury securities, at cost	$2,828	$2,113	$2,616	$2,073	$1,689
Average long U.S. Treasury securities yield	4.37%	4.13%	4.05%	4.41%	4.19%
U.S. Treasury futures:
Average short U.S. Treasury futures, at cost	$3,195	$2,873	$791	$1,528	$4,313
Average short U.S. Treasury futures implied yield [23]	4.50%	4.40%	4.35%	4.41%	4.42%
Average long U.S. Treasury futures, at cost	$1,843	$—	$750	$118	$—
Average long U.S. Treasury futures implied yield [23]	4.21%	—%	4.03%	4.22%	—%
Average reverse repurchase agreement rate	4.34%	4.65%	5.47%	5.35%	5.29%

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.Tangible net book value per common share excludes preferred stock liquidation preference and goodwill.
2.Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.
3."Catch-up" premium amortization cost/benefit is reported in interest income on the accompanying consolidated statements of operations.
4.Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.
5.Dollar roll income represents the price differential, or "price drop," between the TBA price for current month settlement versus the TBA price for forward month settlement. Amount includes dollar roll income (loss) on long and short TBA securities. Amount excludes TBA mark-to-market adjustments.
6.Represents periodic interest rate swap settlements. Amount excludes interest rate swap termination fees, mark-to-market adjustments and price alignment interest income (expense) on margin deposits.
7.Other interest income (expense), net includes interest income on cash and cash equivalents, price alignment interest income (expense) on margin deposits, and other miscellaneous interest income (expense).
8.Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA and forward settling securities accounted for as derivative instruments in the accompanying consolidated balance sheets and statements of operations.
9.The average implied asset yield for TBA dollar roll transactions is extrapolated by adding the average TBA implied funding cost (Note 10) to the net dollar roll yield. The net dollar roll yield is calculated by dividing dollar roll income (Note 5) by the average net TBA balance (cost basis) outstanding for the period.
10.The implied funding cost/benefit of TBA dollar roll transactions is determined using the "price drop" (Note 5) and market-based assumptions regarding the "cheapest-to-deliver" collateral that can be delivered to satisfy the TBA contract, such as the anticipated collateral’s weighted average coupon, weighted average maturity and projected 1-month CPR. The average implied funding cost/benefit for all TBA transactions is weighted based on the Company’s daily average TBA balance outstanding for the period.
11.Amount calculated on a weighted average basis based on average balances outstanding during the period and their respective asset yield/funding cost.
12.Represents interest rate swap periodic cost/income measured as a percent of total mortgage funding (Investment Securities Repo, other debt and net TBA securities (at cost)).
13.Cost of funds excludes U.S. Treasury and other supplemental hedges used to hedge a portion of the Company's interest rate risk (such as swaptions and SOFR futures) and U.S. Treasury Repo.
14.Non-Agency MBS, at fair value, excludes $63 million, $64 million, $61 million, $60 million and $59 million of other mortgage credit investments held as of March 31, 2025 and December 31, September 30, June 30 and March 31, 2024, respectively.
15.Includes TBA dollar roll position and, if applicable, forward settling securities accounted for as derivative instruments in the accompanying consolidated balance sheets and statements of operations. Amount is net of short TBA securities.

AGNC Investment Corp.
April 21, 2025

16.Average repurchase agreements and other debt excludes U.S. Treasury Repo.
17.Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.
18.Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Investment Securities Repo, other debt, and TBA and forward settling securities (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury Repo.
19.Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under Investment Securities Repo, other debt, net TBA position and forward settling securities (at cost), and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury Repo.
20.Average TBA coupon is for the long TBA position only.
21.Includes forward starting swaps not yet in effect as of reported period-end.
22.Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.
23.The implied yields for Treasury futures are calculated based on the "cheapest-to-deliver" security that can be delivered to satisfy the futures contract identified at the time the futures contract was initiated using data sourced from a third-party model.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on April 22, 2025 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.
A slide presentation will accompany the call and will be available in the Investors section of the Company's website at www.AGNC.com. Select the Q1 2025 Stockholder Presentation link to download the presentation in advance of the stockholder call.
An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on April 22, 2025. In addition, there will be a phone recording available one hour after the call on April 22, 2025 through April 29, 2025. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 8131750.
For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
Founded in 2008, AGNC Investment Corp. (Nasdaq: AGNC) is a leading investor in Agency residential mortgage-backed securities (Agency MBS), which benefit from a guarantee against credit losses by Fannie Mae, Freddie Mac, or Ginnie Mae. We invest on a leveraged basis, financing our Agency MBS assets primarily through repurchase agreements, and utilize dynamic risk management strategies intended to protect the value of our portfolio from interest rate and other market risks.
AGNC has a track record of providing favorable long-term returns for our stockholders through substantial monthly dividend income, with over $14 billion of common stock dividends paid since inception. Our business is a significant source of private capital for the U.S. residential housing market, and our team has extensive experience managing mortgage assets across market cycles.

AGNC Investment Corp.
April 21, 2025

We use our website (www.AGNC.com) and AGNC’s LinkedIn and X accounts to distribute information about the Company. Investors should monitor these channels in addition to our press releases, filings with the U.S. Securities and Exchange Commission (“SEC”), public conference calls and webcasts, as information posted through them may be deemed material. Our website, alerts and social media channels are not incorporated by reference into, and are not a part of, this document or any report filed with the SEC. To learn more about The Premier Agency Residential Mortgage REIT, please visit www.AGNC.com, follow us on LinkedIn and X, and sign up for Investor Alerts.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements or from our historic performance due to a variety of important factors, including, without limitation, changes in monetary policy and other factors that affect interest rates, MBS spreads to benchmark interest rates, the forward yield curve, or prepayment rates; the availability and terms of financing; changes in the market value of the Company's assets; general economic or geopolitical conditions; liquidity and other conditions in the market for Agency securities and other financial markets; and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income"; "economic interest income" and "economic interest expense"; and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest spread."
Net spread and dollar roll income available to common stockholders is measured as comprehensive income (loss) available (attributable) to common stockholders (GAAP measure) adjusted to: (i) exclude gains/losses on investment securities recognized through net income or other comprehensive income and gains/losses on derivative instruments and other securities (GAAP measures), (ii) exclude retrospective "catch-up" adjustments to premium amortization cost due to changes in projected CPR estimates and (iii) include interest rate swap periodic income/cost, TBA dollar roll income and other miscellaneous interest income/expense. As defined, net spread and dollar roll income available to common stockholders represents net interest income/expense (GAAP measure) adjusted to exclude retrospective "catch-up" adjustments to premium amortization cost due to changes in projected CPR estimates and to include TBA dollar roll income, interest rate swap periodic income/cost and other miscellaneous interest income/

AGNC Investment Corp.
April 21, 2025

expense, less total operating expense (GAAP measure) and dividends on preferred stock (GAAP measure).
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, the Company believes the inclusion of TBA dollar roll income in its non-GAAP measures is meaningful as TBAs are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements but are recognized under GAAP in gain/loss on derivative instruments in the Company’s statement of operations. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measures, which are recognized under GAAP in gain/loss on derivative instruments, is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlements is more indicative of the Company’s total cost of funds than interest expense alone. Finally, the Company believes the exclusion of "catch-up" adjustments to premium amortization cost is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such "catch-up" cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies.
A reconciliation of GAAP comprehensive income (loss) to non-GAAP "net spread and dollar roll income" is included in this release.